As filed with the Securities and Exchange Commission on May 31, 2007
Registration No. 333-140287

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Middlefield Banc Corp.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code Number)	34-1585111 (IRS Employer Identification No.)
15985 East High Street, Middlefield, Ohio 44062-9263
(440) 632-1666
(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)
James R. Heslop II
Executive Vice President and Chief Operating Officer
Middlefield Banc Corp.
15985 East High Street, P.O. Box 35
Middlefield, Ohio 44062-9263
(440) 632-1666
(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

Copies to:	Mr. Francis X. Grady Grady & Associates 20950 Center Ridge Road, Suite 100 Rocky River, Ohio 44116-4307 (440) 356-7255
     Approximate date of commencement of proposed sale of the securities to the public: not applicable. Middlefield Banc Corp.’s acquisition of Emerald Bank was completed on April 19, 2007. Middlefield Banc Corp. is amending this Registration Statement to de-register the 7,553 shares remaining after issuance of its shares to Emerald Bank stockholders.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (Registration No. 333-140287) shall become effective in accordance with the provisions of section 8(c) of the Securities Act of 1933.
     Middlefield Banc Corp., an Ohio corporation, registered on this Form S-4 Registration Statement No. 333-140287 100,000 shares of its common stock, without par value, issuable to stockholders of Emerald Bank, an Ohio-chartered savings bank, under the November 15, 2006 Agreement and Plan of Merger, as amended, by and among Middlefield Banc Corp., Emerald Bank, and EB Interim Bank, an Ohio-chartered interim bank and wholly owned subsidiary of Middlefield Banc Corp. Middlefield Banc Corp. hereby removes from registration 7,553 shares of its common stock remaining unissued after the April 19, 2007 completion of Middlefield Banc Corp.’s acquisition of Emerald Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this registration statement, Post-Effective Amendment No. 1, to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Middlefield, State of Ohio, on May 31, 2007.

MIDDLEFIELD BANC CORP.
By:	/s/ Thomas G. Caldwell
Thomas G. Caldwell
Its: President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement, Post-Effective Amendment No. 1, has been signed by the following persons in the capacities and on the dates indicated.

Name	Date	Capacity

/s/ Thomas G. Caldwell Thomas G. Caldwell	May 31, 2007	President, Chief Executive Officer, and Director (principal executive officer)

/s/ Donald L. Stacy Donald L. Stacy	May 31, 2007	Treasurer and Chief Financial Officer (principal accounting and financial officer)

/s/ Richard T. Coyne * Richard T. Coyne	May 31, 2007	Director

/s/ Frances H. Frank * Frances H. Frank	May 31, 2007	Director

Thomas C. Halstead		Director

/s/ James R. Heslop II James R. Heslop II	May 31, 2007	Executive Vice President, Chief Operating Officer, and Director

/s/ Donald D. Hunter * Donald D. Hunter	May 31, 2007	Chairman of the Board and Director

/s/ James J. McCaskey * James J. McCaskey	May 31, 2007	Director

Carolyn J. Turk		Director

/s/ Donald E. Villers * Donald E. Villers	May 31, 2007	Director
* By James R. Heslop II pursuant to Power of Attorney executed by directors and executive officers, which Power of Attorney has been filed with the Securities and Exchange Commission

/s/ James R. Heslop II
James R. Heslop II
Executive Vice President and Chief Operating Officer